Exhibit 99.1

Alliance One International, Inc. 8001 Aerial Center Parkway Post Office Box 2009 Morrisville, NC 27560-2009 USA	Tel: 919 379 4300 Fax: 919 379 4346 www.aointl.com

NEWS RELEASE	Contact:	Joel L. Thomas
(919) 379-4300

Alliance One International to Seek Approval of Reverse Stock Split

MORRISVILLE, N.C. – March 11, 2015 – Alliance One International, Inc. (NYSE:AOI) today announced that it plans to hold a special meeting of shareholders to seek approval for a reverse stock split of Alliance One’s common stock. The reverse stock split proposal includes a ratio ranging between at least 1-for-every-10 up to 1-for-every-25 shares, to be determined by Alliance One’s Board of Directors. The time, date, location and other details regarding the special meeting will be communicated to shareholders at a later date via proxy materials which will be filed with, and subject to review by, the Securities and Exchange Commission (the “SEC”).

The reverse stock split would not affect any shareholder’s percentage ownership interests or proportionate voting power, except to the extent that it results in a shareholder receiving an additional whole share in lieu of a fractional share. In addition, the reverse stock split would not reduce the total number of shares of common stock that Alliance One is authorized to issue. Alliance One’s Board of Directors reserves its right to elect not to proceed with the reverse stock split if it determines that implementing a reverse split is no longer in the best interests of Alliance One and its shareholders.

Important Information about the Reverse Split Proposal

This communication may be deemed to be solicitation material in connection with the proposal to be submitted to Alliance One’s shareholders at its special meeting seeking approval to authorize a reverse split (the “Reverse Split Proposal”). In connection with the Reverse Split Proposal, Alliance One plans to file a preliminary proxy statement on Schedule 14A with the SEC. Shareholders of Alliance One are urged to read the preliminary proxy statement and all other relevant documents filed with the SEC when they become available, including Alliance One’s definitive proxy statement, because they will contain important information about the Reverse Split Proposal and Alliance One.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov. In addition, Alliance One’s shareholders may obtain free copies of the documents filed with the SEC when available at Alliance One’s website, www.aointl.com. You also may read and copy any reports, statements and other information filed by Alliance One with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Alliance One and its Board of Directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Alliance One common stock in respect of the Reverse Split Proposal. Information about the directors and executive officers of Alliance One is set forth in Alliance One’s proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on July 10, 2014. Investors may obtain additional information regarding the interest of Alliance One and its directors and executive officers in the Reverse Split Proposal by reading the preliminary proxy statement and, when it becomes available, the definitive proxy statement relating to the special meeting.

About Alliance One

Alliance One International is a leading global independent leaf merchant. For more information on Alliance One, visit the Company’s website at www.aointl.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results may differ materially from those currently anticipated expected or projected. The following factors, among others, could cause actual results to differ from those expressed or implied by the forward-looking statements: changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products, and the impact of regulation and litigation on customers. Additional factors that could cause Alliance One’s results to differ materially from those expressed or implied by forward-looking statements can be found in Alliance One’s most recent Annual Report on Form 10-K and the other filings with the SEC which are available at the SEC’s website, www.sec.gov.

2